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                                                                    EXHIBIT 23.6

               [LETTERHEAD OF S.F. FISER & COMPANY APPEARS HERE]


The Board of Directors
Master Graphics, Inc.


We consent to the use of our report on the financial statements of Phillips Litho Co., Inc. included in the registration statement of Premier Graphics, Inc. on Form S-4 and to the reference to our firm under the heading "Experts" in the Prospectus.

/s/ S.F. Fiser & Company

Springdale, Arkansas
January 18, 1999